Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made on January 31, 2025 among Pineapple Express Cannabis Company (the “Shareholder”), whose address is 12301 Wilshire Boulevard, Suite 302, Los Angeles, California 90025; Pineapple Consolidated, Inc., a California corporation (the “Company”) whose address is 12301 Wilshire Boulevard, Suite 302, Los Angeles, California 90025 and Matthew Feinstein (the “Buyer”).

The Shareholder is the owner of 25% of the issued and outstanding capital stock (the “Shares”) of the Company, as set forth on Exhibit A attached hereto. The Shareholder desires to sell to Buyer and Buyer desire to purchase from the Shareholder twenty-five thousand (25,000) of the one hundred thousand (100,000) total outstanding Shares of the Company (the “Sale Shares”) for the Purchase Price (defined in Section 1.2 below), upon the terms and subject to the conditions hereinafter set forth, which constitutes twenty-five percent (25%) of the issued and outstanding common stock of the Company.

In consideration of the promises and of the respective covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES; CLOSING

1.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Shareholder hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases from Shareholder, the Sale Shares.

1.2 Purchase Price. In consideration of the sale, assignment, transfer and delivery of the Sale Shares, Buyer agrees to pay to the Shareholder a purchase price of Two Million and 00/100 Dollars ($3,000,000.00) (the “Purchase Price”) on the following terms:

a.	Payment. The Purchase Price shall be paid by Buyer in cash wire as a $3,000,000 note reduction of the remaining $3,000,000 note executed on June 9th between Ananas Growth Ventures, a wholly owned subsidiary of the Shareholder, and Pineapple Consolidated. Inc.

b.	Closing. Shares shall be exchanged within 1 day of full payment being received.

c.	Additional Terms. Effective immediately, the parties shall not have a revenue sharing relationship with respect to management fees derived by the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

The Shareholder represents and warrants to the Buyer that the representations and warranties contained in Sections 2.1 through 2.9, below, are true and correct on the date hereof in all material respects.

2.1 Authority. The Shareholder has full power and authority to execute and deliver this Agreement and to perform her obligations hereunder. This Agreement has been duly executed by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable in accordance with its terms. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in connection with the transactions contemplated by this Agreement.

2.2 No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, or charge of any government, governmental agency, or court to which the Shareholder is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which she is bound or to which any her assets are subject.

2.3 Title. The Shareholder has good and valid title to the Shares free and clear of any and all liens, restrictions (other than restrictions under applicable federal and state securities laws), pledges, charges, claims and encumbrances of any kind (collectively, “Liens”). Upon delivery of the Sale Shares to Buyer and payment of the Purchase Price as contemplated hereby, Buyer shall acquire good and valid title to all of the Sale Shares, free and clear of all Liens, other than those arising from acts of Buyer. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any the Shares, or grant to any third party any rights in the Shares, other than this Agreement. The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

2.4 Capitalization. The authorized capital stock of the Company consists of one hundred thousand (100,000) Shares of voting common stock, with no par value, all of which are presently issued and outstanding and no Shares are reserved for issuance. All of the issued and outstanding Shares of the Company have been duly authorized, are validly issued, fully paid and non-assessable and are held of record and beneficially by the Shareholder and Shareholder’s social equity partner. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Besides the common stock referred to above, there are no other authorize or issued classes of stock of the Company

2.5 Certain Liabilities. Shareholder, she has not created any liabilities or indebtedness on behalf of the Company other than those that have been disclosed in writing to Buyer.

2.6 Taxes. All income tax returns (or available extensions thereof) required to be filed by the Company have been timely filed.

2.7 Permits and Licenses. The Company and Shareholder have all licenses and permits required or necessary under State and local law to engage in the Business.

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2.8 Stock Transfer Approval. Neither the Buyer nor Buyer’s members are required to be approved by State or local governmental authorities as a condition to the Shareholder selling and the Buyer buying the Sale Shares.

2.9 Additional Representations.

(a) The Company’s corporate existence is in good standing; and

(b) All proceedings required by law or provisions of this Agreement to be taken by the Shareholder and the Company in connection with the transactions provided for in this Agreement have been duly and validly taken.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Shareholder that the following representations and warranties are true and correct on the date hereof in all material respects.

3.1 Organization. The Buyer is an individual or entity in good standing under the laws of their state of domicile.

3.2 Purchase for Investment. Buyer will acquire the Sale Shares for its own account for investment and not with a view toward any resale or distribution thereof.

ARTICLE IV

COVENANTS

4.1 Access and Information.

Release of information. The Shareholder and the Company shall provide to Buyer and to Buyer’s agents full access, during normal business hours, throughout the period before the closing, to all of the Company’s properties, books, contracts, commitments, and records and shall furnish to Buyer during that period all the information concerning the Company’s affairs that the Buyer may reasonably request.

4.2 Conduct of business pending closing. Shareholder also covenants that from the effective date of this Agreement to the date of the closing: (a) the Company’s business will be conducted only in the ordinary course of business; and (b) no contract or commitment will be entered into by or on behalf of the Company extending beyond the closing, except normal commitments made in the ordinary course of business.

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ARTICLE V

CONDITIONS PRECEDENT

This Agreement and all of the obligations of the Buyer under this Agreement are, at the Buyer’s option, subject to the fulfillment, before or at the times set forth herein, of each of the conditions set forth below. If the Buyer is not satisfied with any of the conditions contained herein, the Buyer shall give the Shareholder written notice of such dissatisfaction at, or before the Closing Date, and be entitled to terminate this Agreement.

5.1 Representations and Warranties True at Closing. The representations, covenants, and warranties of the Shareholder contained in this Agreementshall be true at the time of the closing

5.2 Performance. The obligations, agreements, documents, and conditions required to be signed and performed by the Shareholder shall have been performed and complied with before or at the closing date.

5.3 Inspection. The Buyer shall be satisfied with the results of its inspection of the leased premises, the Lease, personal property, financial statement and all other matters deemed relevant by the Buyer.

ARTICLE VI

DEFAULT

6.1 Default by the Buyer. If the Buyer defaults and the default is not cured within a reasonable period, the Shareholder may pursue all available legal and equitable remedies.

6.2 Default by the Shareholder. If the Shareholder default and the default is not cured within a reasonable period, the Buyer may pursue all available legal and equitable remedies.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification By Shareholder and Individual Guarantor. The Shareholder and Individual Guarantor shall indemnify, defend and hold harmless Buyer from and against any and all losses, liabilities, claims, damages, actions, judgments, costs and expenses, including reasonable attorney’s fees (collectively, “Losses”), arising out of, based upon or relating to (a) any breach of any representation or warranty or nonfulfillment of any agreement of Shareholder set forth in this Agreement; or (b) enforcement of this Section 7.1.

7.2 Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless the Shareholder from and against any and all Losses arising out of, based upon or relating to (a) any breach of any representation or warranty or nonfulfillment of any agreement of Buyer set forth in this Agreement; or (b) enforcement of this Section 7.2.

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7.3 Third Party Claims.

(a) If any third party shall notify any party to this Agreement (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other party to this Agreement (the “Indemnifying Party) under this Article VII, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(b) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of his choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party.

(c) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 7.3(b) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate. In no event shall the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

7.4 Survival of Representations and Warranties. The representations and warranties of each party contained in this Agreement shall survive the Closing Date.

ARTICLE VIII

OTHER PROVISIONS

8.1 Amendment. This Agreement and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2 Entire Agreement; Third Party Beneficiaries. This Agreement, together with the Schedules hereto, constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

8.3 Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

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8.4 Governing Law. This Agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (regardless of the laws that might be applicable under principles of conflicts of law).

8.5 Notices. Any notice or consent required to be given pursuant to this Agreement or otherwise desired to be delivered by one party to the other, shall be effective only if in writing which is either (a) personally delivered to such party at its address set forth below (or to such other place as the party to receive such notice shall have specified by notice in advance thereof); (b) by Federal Express or other similar next business day air courier, or (c) sent by electronic mail (i.e., e-mail) at the e-mail address below. Notice shall be deemed given upon personal delivery or sending an e-mail, or one (1) business day following deposit with an air courier. Notices shall be deemed properly addressed if given at the following:

(i)	If to Shareholder:	Pineapple Express Cannabis Company
12301 Wilshire Blvd., #620 Los Angeles, California 90025

(ii)	If to Company:	Pineapple Consolidated, Inc.
12301 Wilshire Blvd., #620
Los Angeles, Ca 90025

	If to Buyer:	Matthew Feinstein 12301 Wilshire Blvd., #620 Los Angeles, Ca 90025

8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purposes whatsoever.

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8.7 Drafting Party. No rule of law that requires that any part of the Agreement be construed against the party drafting the language will be used in interpreting this Agreement.

8.8 Expenses. Each party shall each pay its own costs and expenses, including legal, accounting, consulting and other professional fees, incurred by it in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereunder; provided, however, that the Company shall pay all costs and expenses of the Shareholder, including legal fees, incurred at the request and for the benefit of the Shareholder in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereunder.

8.9 Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and insure to the benefit of the parties hereto and their respective successors and assigns.

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.11 Attorney’s Fees. If any legal action, arbitration, or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

8.12 Arbitration. Except as to any claim for injunctive or equitable relief, any controversy or claim arising out of or relating to this Agreement, the construction thereof, or breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association except as otherwise provided in this Section; provided however, that any party may seek preliminary injunctive relief or other equitable relief pending arbitration to prevent irreparable harm.

The arbitration proceeding shall be held in Los Angeles, California and judgment upon the award by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party to such arbitration shall be entitled to expenses of arbitration, including reasonable attorney’s fees, as fixed by the arbitrators. As provided in Section 1283.05 of the Code of Civil Procedure of the State of California, depositions may be taken and discovery obtained in any such arbitration proceedings and the provisions of such section shall be deemed to be made a part of and applicable to this Agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SHAREHOLDER:

Pineapple Express Cannabis Company

/s/ Matthew Feinstein
By:	Matthew Feinstein
Its:	CEO

COMPANY:

Pineapple Consolidated, Inc. a California corporation

/s/ Matthew Feinstein
By:	Matthew Feinstein
Its:	Director

BUYER:

/S/ Matthew Feinstein
By:	Matthew Feinstein

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EXHIBIT A

(SHARES)

Shareholder	No. of Shares	Cert. No.
Pineapple Express Cannabis Company	50,000	105

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